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                                  EXHIBIT 10.66































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HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (the
"Agreement") dated as of August  11, 1998, by and between HARMAN
INTERNATIONAL INDUSTRIES, INCORPORATED, a Delaware corporation (the "Company"), and _________ (the "Optionee"):

WITNESSETH:

WHEREAS. The Optionee is an employee of the Company; and WHEREAS, the execution of a nonqualified stock option agreement in the form hereof has been duly authorized by a resolution of the Compensation and Option Committee (the "Committee") of the Board of Directors (the "Board") of the company duly adopted on August 11, 1998 (the "Date of Grant");

NOW THEREFORE, in consideration of these premises and the covenants and agreements set forth in this Agreement, the Company and the Optionee agree as follows:

1. Grant of Option. Pursuant to the terms of the Harman International Industries, Incorporated 1992 Incentive Plan (the "Plan"), the Company hereby grants to the Optionee an option (the "Option") to purchase __________ shares (the "Option Shares") of the Company's Common
Stock, par value $0.01 per share ("Common Stock"), at the price of $39.75 per share, which is the closing price of the Common Stock on the Date of Grant (the "Exercise Price"), and agrees to cause certificates for the Option Shares purchased hereunder to be delivered to the Optionee upon full payment of the Exercise Price, subject to the applicable terms and conditions set forth herein.

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2.  Type of Option.  This Option is intended to be a nonqualified stock option and shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Internal Revenue Code of 1986, as amended.

3. Vesting of Option. (a) Unless and until terminated as hereinafter provided and subject to the provisions of Sections 3(b) and 3(c) below, the Option shall become exercisable to the extent specified in the Performance Vesting Table set forth below based on the achievement of certain targeted market prices for a share of Common Stock.

(i) The first column "Target Price" of the Performance Vesting Table sets forth a market price per share of Common Stock which must be achieved and maintained in the manner specified in Section 3(a) (iii) below.
(ii) The second column "Percentage of Option Shares" of the Performance Vesting Table lists the percentage of the Option Shares that will become exercisable upon such achievement of the Target Price.
(iii) The market price of a share of Common Stock shall only be deemed to have reached a Target Price if the average of the closing price on the New York Stock Exchange of one share of Common Stock
(as reported in the Eastern Edition of the Wall Street Journal) over any period of 30 consecutive calendar days beginning after the Date of Grant shall be at or above the specified Target Price.

Performance Vesting Table

TARGET PRICE              PERCENTAGE OF OPTION SHARES

$55 per share             33-1/3% less any amount that previously
                          became exercisable
$65 per share             66-2/3% less any amount that previously
                          became exercisable
$75 per share             100% less any amount that previously
                          became exercisable
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(b)  The Option shall become immediately exercisable in full (unless previously terminated as hereinafter provided) upon occurrence of a change in control of the Company. A "change in control of the Company" will be deemed to have occurred if the individuals who constituted the Board at the beginning of any period of two consecutive years cease to constitute a majority of the members thereof. For this purpose, no change will be deemed to have occurred in the composition of the Board by reason of the appointment or election of any director to fill a vacancy created by (i) the death or disability of a director or (ii) the resignation or removal of a director, if his or her resignation or removal is unrelated to a merger or consolidation of the company with another corporation, an acquisition of a majority of the voting shares of the Company's stock or a sale by the Company of substantially all of its assets. In each of these cases described in clauses (i) and (ii) of the preceding sentence, the director who is appointed or elected to fill the vacancy will be treated as continuing the tenure of the director whose death, disability, resignation or removal created the vacancy.
c) The Committee may determine, in its sole discretion, to permit the Option to become immediately exercisable in full if the Optionee (i) should die or become permanently disabled while in the employ of the Company or a Subsidiary or (ii) should retire under a retirement plan of the Company or a Subsidiary at or after the earliest voluntary retirement age provided for in such retirement plan or at an earlier age with the consent of the Board.
4. Manner of Exercise. (a) To the extent that the Option shall have become exercisable in accordance with Section 3 hereof, the Option may be exercised by the Optionee at any time, or from time to time, in whole or in part, during the term thereof, but only in multiples of fifty
(50) shares.
(b) The Optionee shall exercise the Option by delivering a signed written notice to the Company, which notice shall specify the number of Option Shares to be purchased and be
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accompanied by payment in full of the Exercise Price for the number of Option Shares specified for purchase.
c) The Exercise Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by transfer, either actual or constructive to the Company of Common Stock that has been owned by the Optionee for more than six months prior to the date of exercise or (iii) by a combination of any of the foregoing methods of payment.

5. Termination. (a) The Option shall terminate on the earliest of the following dates:

(i) The date of an Optionee's termination of employment with the Company or a Subsidiary for any reason other than death or permanent disability; provided, however, that the Committee may, in its sole discretion, determine it is in the best interests of the Company and allow Optionee up to 90 days from the date of termination to exercise the Option;
(ii) One year after the death or permanent disability of the Optionee, if the Optionee dies or becomes permanently disabled while an employee of the Company or a Subsidiary;
(iii)  10 years after the Date of Grant.
(b) During the period of 90 days referred to in Section 5(a)(i) above and the period of one year referred to in Section 5(a)(ii) above, the Option may be exercised only to the extent that it shall have become exercisable pursuant to Section 3 hereof at the time that the Optionee ceases to be an employee of the Company or a Subsidiary.
(c) In the event that the Optionee commits an act that the Board determines to have been intentionally committed and materially inimical to the interests of the Company, the Option shall terminate as of the time of the commission of that act, notwithstanding any other provision of this Agreement.
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6.  Share Certificates.  All certificates evidencing Option Shares purchase pursuant hereto (and any certificates for Common Stock attributable to the shares acquired by exercise of the Option which, in the opinion of counsel for the Company, are subject to similar legal requirements) shall have endorsed thereon before issuance such legends as the Company's counsel may deem necessary or advisable. The
Company and any transfer agent shall not be required to transfer any such shares unless and until the Company or its transfer agent shall have received from counsel to the Optionee, in a form satisfactory to the Company, an opinion that any such transfer will not be in violation of any applicable law or regulation. Optionee agrees not to sell, assign, pledge, or otherwise dispose of any shares without the Company first receiving such an option.
7. Transfer. The Option may not be transferred except by will or the laws of descent and distribution and may not be exercised during the lifetime of the Optionee except by the Optionee or the Optionee's guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.
8. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise would involve violation of any such laws.
9. Adjustments. (a) The Committee may make such adjustments in the number and kind of shares of stock or other securities covered by this Agreement, or the Target Prices specified in the Performance Vesting
Table, as the Committee may in good faith determine to be equitably required in order to prevent any dilution or expansion of the Optionee's rights under this Agreement that otherwise would result from any:
(i) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company;
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(ii)  merger, consolidation, spin-off, reorganization, partial or complete liquidation or issuance of rights or warrants to purchase securities of the Company, or
(iii) other corporate transaction or event having an effect similar to any of the foregoing.
(b) In the event that any transaction or event described or referred to in
Section 9(a) above shall occur., the Committee may provide in substitution of any or all of the Optionee's rights under this Agreement such alternative consideration as the Committee may in good faith determine to be equitable under the circumstances.
10. Fractional Shares. The Company shall not be required to issue any fractional share of Common Stock pursuant to the Option. The
Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
11. Withholding Taxes. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the exercise of the Option, it shall be a condition of the exercise of the Option that Optionee pay to the Company the amount of such tax required to be withheld or make provisions that are satisfactory to the Company for the payment thereof.
12. Right to Terminate Employment. No provision of this Agreement shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of the Optionee at any time.
13. Definition of a Subsidiary. For the purposes of this Agreement, the term "Subsidiary" means any corporation in which the Company directly or indirectly owns or controls more than 50 percent of the total combined voting power of all classes of stock issued by the corporation.
14. Communictions. All notices, demands and other communications required or permitted hereunder or designated to be given with respect to the rights or interests covered by the Agreement shall be deemed to have been properly given or delivered when delivered personally or

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sent by certified or registered mail, return receipt requested, U.S. mail or reputable overnight carrier with full postage prepaid and addressed to the parties as follows:

If to the Company, at: 1101 Pennsylvania Avenue, N. W., Suite 1010, Washington, D.C. 20004, Attention: Chief Financial Officer

If to the Optionee: Optionee's address provided by Optionee on the last page hereof

Either the Company or Optionee may change the above designated address by written notice to the other specifying such new address.

15. Interpretation. The interpretation and construction by the Committee of the Agreement shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.
16. Amendment in Writing. In accordance with its terms, this Agreement may be amended, but only in a writing which specifically references this Section and is signed by each of the parties hereto.
17. Integration. The Option is granted pursuant to the Plan, and this Agreement and the Option are subject to all of the terms and conditions of the Plan, a copy of which is available upon request and incorporated herein by reference. As such, this Agreement embodies the entire agreement and understanding of the parties hereto with respect to the Option, and supersedes any prior understandings or agreements, whether written or oral, with respect to the Option.
18. Severance. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof and the remaining provisions hereof shall continue to be valid and fully enforceable.

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19.  Governing Law.  This Agreement is made under, and shall be construed in accordance with, the laws of the District of Columbia.
20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement is executed by the Company on the day and year first written above.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By
       -------------------------------------------------
         Sidney Harman, Chairman of the Board

The undersigned Optionee hereby acknowledges receipt of an executed original of this Nonqualified Stock Option Agreement and accepts the Option subject to the applicable terms and conditions of the Plan and the terms and conditions hereinabove set forth.



                                 ----------------------------------
                                              Optionee

                                  Address:

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